                                                                  EX-99.22(f)(1)

                                  NATIONS FUNDS

                         DEFERRED COMPENSATION PLAN FOR

                                ELIGIBLE TRUSTEES

         The open-end investment companies advised by Bank of America, N.A. or its affiliates (the "Nations Funds") have adopted THE NATIONS FUNDS DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES (the "Plan") for the benefit of each of the trustees of each of the Nations Funds who is not an employee of any of the Nations Funds, or their distributor, administrator or adviser, or any of their affiliates. The terms and conditions of the Plan are set forth in the form of Deferred Compensation Agreement attached hereto, which each of the Nations Funds is authorized to enter into with each eligible trustee desiring to participate in the Plan.

Adopted as of August 6, 1997 by:
         Nations Separate Account Trust

Adopted as of February 24, 1999 by:
         Nations Master Investment Trust

Adopted as of December 9, 1999 by:
         Nations Funds Trust

Amended as of February 28, 2002 by:
         Nations Separate Account Trust
         Nations Master Investment Trust
         Nations Funds Trust

Amended as of November 19, 2003 by:
         Nations Separate Account Trust
         Nations Master Investment Trust
         Nations Funds Trust

                                  NATIONS FUNDS

                         DEFERRED COMPENSATION AGREEMENT

         The following constitute the terms and conditions of the Deferred Compensation Agreement (the "Agreement") under the Nations Funds Deferred Compensation Plan for Eligible Trustees (the "Plan"), made on this ____ day of __________, 200___, by and between the registered open-end investment companies listed on Appendix A hereto (the "Funds"), and ________________ (the "Trustee") residing at ___________________________________________.

         WHEREAS, the Trustee is serving as a trustee of the Funds for which he is entitled to receive trustees' fees;

         WHEREAS, the Trustee is not an employee, distributor, administrator or advisor of any of the Funds or their affiliates;

         WHEREAS, the Funds and the Trustee desire to enter into an agreement or amend an existing agreement whereby the Funds provide to the Trustee a vehicle under which the Trustee can defer receipt of trustees' fees payable by the Funds; and

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Trustee hereby agree as follows:

1.       DEFINITION OF TERMS AND CONDITIONS

         1.1 Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Agreement shall have the following meanings:

                  (a) "Beneficiary" shall mean such person or persons designated to receive distributions from the Trustee's Deferral Account after the death of the Trustee. For purposes of this definition, the Beneficiary shall be the person or persons so designated by the Trustee in a written instrument filed with the Secretary of the Funds. In the event the Trustee fails to properly designate a Beneficiary, his Beneficiary shall be the Trustee's surviving spouse, or, in the event that the Trustee does not have a surviving spouse, the Trustee's estate.

                  (b) "Board of Trustees" shall mean one or more of the Boards of Trustees of the Funds, as the context requires.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                  (d) "Compensation" shall mean all fees paid by the Funds to the Trustee for a given Deferral Year, prior to a reduction for Compensation Deferrals made under this Agreement and excluding any reimbursements of reasonable expenses associated with the Trustee's service on the Board of Trustees.

                  (e) "Compensation Deferral" shall mean the total amount of Compensation the Trustee elects to defer in accordance with the provisions of
Section 3 of this Agreement, together with any amounts previously deferred pursuant to a compensation deferral agreement under a predecessor to this Plan.

                  (f) "Deferral Account" shall mean the account maintained to reflect the Trustee's Compensation Deferrals made under this Agreement, as well as any other credits or debits thereto, including any amounts previously deferred pursuant to a compensation deferral agreement under a predecessor to this Plan.

                  (g) "Deferral Year" shall mean each calendar year during which the Trustee makes, or is entitled to make, Compensation Deferrals under
Section 3 below.

                  (h) "Distribution Commencement Date" shall mean the date when distributions from the Trustee's Deferral Account shall commence under
Section 4.1 below.

                  (i) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which the Funds make a valuation of the Deferred Account.

      1.2 Plurals and Gender. Where appearing in this Agreement, the singular shall include the plural and the masculine shall include the feminine, unless the context clearly indicates a different meaning.

      1.3 Headings. The headings and sub-headings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

      1.4 Separate Agreement for Each Fund. This Agreement is drafted, and shall be construed, as a separate agreement between the Trustee and each of the Funds.

2.       PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

         2.1 Commencement of Compensation Deferrals. The Trustee may elect to defer receipt of Compensation by executing an election form provided by and filed with the Secretary of the Funds prior to the first day of the Deferral Year to which the election applies. Notwithstanding the foregoing, if the Trustee is newly elected or appointed to the Board of Trustees after the commencement of a calendar year, he may elect to defer any unpaid fees earned after his service as Trustee has commenced by filing an election form with the Secretary of the Funds either (i) before beginning service as a Trustee or (ii) within 30 days after beginning service as a Trustee.

         2.2 Termination of Deferrals. The Trustee shall not be eligible to make Compensation Deferrals after the earlier of the following dates:

                  (a) The date when he ceases to serve as a Trustee of the Funds; or

                  (b) The effective date of the termination of this Agreement.

3.       COMPENSATION DEFERRALS

         3.1      Compensation Deferral Elections.

                  (a) Except as provided below, in order to defer amounts under this Plan the Trustee must file an executed election form with the Secretary of the Funds in the manner described in Section 2.1 above. The election form must set forth the amount of the Compensation Deferral in whole percentage amounts. Compensation Deferrals shall be withheld from each payment of Compensation by the Funds to the Trustee based upon the percentage amount elected by the Trustee in his election form. A sample election form is attached as Form A hereto, but may be revised by the Board of Trustees from time to time.

                  (b) The Compensation Deferral shall remain effective for all subsequent Deferral Years unless it is canceled or modified as provided below. If the Trustee files multiple election forms with the Secretary of the Funds before the commencement of any given Deferral Year, the latest dated election form shall take effect.

                  (c) The Trustee may cancel or modify the amount of his Compensation Deferrals for prospective Deferral Years by filing a revised election form with the Secretary of the Funds. Such change will be effective as of the first day of the Deferral Year following the date the revised election form is filed with the Secretary of the Funds. If the Trustee cancels his Compensation Deferrals, he shall not be eligible to enter into a new Deferred Compensation Agreement with the Funds for the year in which such cancellation occurs or the successive calendar year. Compensation Deferrals already credited to the Trustee's Deferral Account are irrevocable and cannot be distributed in any manner other than as provided under this Agreement.

         3.2      Valuation of the Deferral Account.

                  (a) The Funds shall establish a Deferral Account to which will be credited an amount equal to the Trustee's Compensation Deferrals under this Agreement. The Deferral Account shall be a bookkeeping entry only, and shall be established solely as a device for the measurement and determination of the amounts to be paid out to the Trustee under the Plan. Alternatively, the Board of Trustees, in its sole discretion, may select an independent recordkeeper to maintain the Deferral Accounts. The establishment of a Deferral Account shall not confer the right for the Trustee to receive any asset held by the Funds in connection with the Plan or otherwise.

                  (b) Compensation Deferrals shall be allocated to the Deferral Account on the first business day following the date such Compensation Deferrals are withheld from the Trustee's Compensation and shall be deemed invested pursuant to Section 3.3 below. The Deferral Account shall be debited to reflect any distributions from such Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

                  (c) As of each Valuation Date, any income, gain and loss equivalents (determined as if the Deferral Account were invested in the manner set forth under Section 3.3 below) attributable to the period following the preceding Valuation Date shall be credited to and/or deducted from the Trustee's Deferral Account.

                  (d) The Funds shall provide the Trustee with an annual statement which shall reasonably reflect the valuation of Trustee's Deferral Account.

         3.3      Investment of Deferral Account Balance.

                  (a) The Trustee may designate a deemed investment of all or part of his Deferral Account in various "investment media" made available by the Funds. As of each Valuation Date, the balance of his Deferral Account shall be credited with a return on investment or charged with an investment loss as if the Trustee were actually invested in such investment media. The investment media shall be used solely for the purpose of determining hypothetical investment gains and losses to be credited to the Trustee's Deferral Account as of each Valuation Date, and the Funds shall have no obligation to actually invest the Deferral Account in the investment media selected. The investment media available to the Trustee as of the date of this Agreement are listed on Appendix B hereto, but may be revised by the Funds from time to time.

                  (b) Except as provided under Section 3.3(c) below, the Trustee's Deferral Account shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions herein. In order to designate a deemed investment in the investment media, the Trustee must file an executed form with the Secretary of the Funds setting forth the proportions of the Deferral Account to be invested in percentage amounts. A sample designation form is attached as Form B hereto, but may be revised by the Board of Trustees from time to time. Such designation shall remain effective until the Trustee amends his designation or the investment media is cancelled by the Funds as herein provided. The Trustee may amend his investment designation as of the end of each calendar quarter by filing a new form with the Secretary of the Funds prior to the end of such calendar quarter. A timely change to the Trustee's investment designation shall become effective on the first day of the calendar quarter following receipt by the Secretary of the Funds.

                  (c)      If:

                           (1)      the Trustee does not furnish the Secretary
of the Funds with complete, written investment instructions, or

                           (2)      the written investment instructions from the
Trustee are unclear,

then the Trustee's election to make Compensation Deferrals hereunder shall be held in abeyance and have no force and effect, and he shall be deemed to have designated Nations Treasury Reserves for all prior Compensation Deferrals until such time as the Trustee shall provide the Secretary of the Funds with complete investment instructions. Notwithstanding the above, the Board of Trustees, in its sole discretion, may disregard the Trustee's election and determine that all Compensation Deferrals shall be deemed to be invested in investment media determined by the Board of Trustees. In the event that any investment medium under which a portion of the Trustee's Deferral Account is deemed to be invested ceases to exist, such portion of the Deferral Account thereafter shall be attributed to the successor investment medium or, if none, Nations Treasury Reserves, subject in each case to subsequent investment designations.

                  (d) Any changes to the available investment media and any limitations on the maximum or minimum percentages of the Trustee's Deferral Account that may be invested in particular investment media shall be communicated to the Trustee from time to time by the Secretary of the Funds.

4.       DISTRIBUTIONS FROM DEFERRAL ACCOUNT

         4.1      (a)      In General. Except as provided below, cash
distributions from the Trustee's Deferral Account shall commence on the first day of the first calendar quarter following the later of (i) the quarter in which the Trustee attains age sixty-five (65) or (ii) the quarter in which the Trustee terminates service as a Trustee (the "Distribution Commencement Date"). For purposes of this Section, termination of service shall include retirement, death, disability (defined as an inability to participate in meetings of the Board of Trustees, either in person or by telephone, for a period of at least nine (9) consecutive months) or any other voluntary or involuntary termination of his service as a Trustee.

         The Trustee may elect to receive cash distributions from his Deferral Account in either (i) generally equal quarterly installments over an elective period of between one (1) and ten (10) years or (ii) a lump sum to be paid as soon as practicable following the Distribution Commencement Date, provided that the Trustee files a distribution election form with the Secretary of the Funds at least twelve (12) months prior to the Distribution Commencement Date. A sample distribution election form is attached as Form C hereto, but may be revised by the Board of Trustees from time to time. If the Distribution Commencement Date occurs less than twelve (12) months after the Trustee has filed a distribution election form with the Secretary of the Funds, then cash distributions from the Trustee's Deferral Account shall be paid in accordance with the most recent distribution election filed by the Trustee at least twelve
(12) months prior to the Distribution Commencement Date. If no such valid distribution election exists, then cash distributions from the Trustee's Deferral Account shall be paid either (i) in a lump sum to be paid as soon as practicable following the Distribution Commencement Date if the Trustee's termination of service is due to death, or
(ii) in generally equal quarterly installments over a period of five (5) years beginning on the Distribution Commencement Date if the distribution commences due to the Trustee's attainment of age sixty-five (65) or his termination of service for any other reason.

                  (b) Incapacity. If the Board of Trustees shall determine that the Trustee or Beneficiary is, at the time when the Deferral Account shall be distributed, a minor or is physically or mentally incompetent to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Trustee or Beneficiary shall have been duly appointed, the Funds may distribute the Deferral Account otherwise payable to the Trustee or Beneficiary to such other person or institution (including a "custodian" under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or corresponding legislation, who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the distribution of the Deferral Account.

         4.2 Liquidation, Dissolution or Sale of the Funds. In the event of the liquidation, dissolution or winding up of the Funds or the distribution of all or substantially all of the Funds' assets and property (for this purpose a sale, conveyance or transfer of all or substantially all of the Funds' assets and property to a trust, partnership, association or corporation in exchange for cash, shares or other securities, provided that such transaction shall not be deemed a liquidation, dissolution or winding up of the Funds or distribution if the transfer is made subject to, or with the assumption by the transferee of the liabilities of the Funds), the Board of Trustees shall have the sole authority and discretion to determine that all unpaid amounts in the Deferral Account as of the effective date thereof shall be paid in a lump sum upon the effective date of such transaction.

         4.3 Acceleration of Distribution. Notwithstanding the foregoing, the Board of Trustees shall have the sole authority and discretion to accelerate or to extend the distribution of the Trustee's Deferral Account at any time. Such determination shall be made by a majority vote of the Board of Trustees, excluding the vote of the Trustee.

5.       ADMINISTRATION AND INTERPRETATION.

         5.1 Administration. This Agreement and Plan shall be administered by the Board of Trustees. The Board of Trustees shall have the sole authority and discretion necessary or appropriate to interpret and implement the terms of the Plan and Agreement. The Board of Trustees may delegate its responsibilities as it sees fit, provided that such delegation shall be made by a majority vote of the Board of Trustees. The Trustee must abstain from voting on any matters that relate primarily to himself or that would cause him to be deemed in constructive receipt of amounts credited to his Deferral Account for purposes of taxation under the Code.

         5.2 Amendment and Termination. The Board of Trustees may at any time in its sole discretion amend or terminate this Agreement or the Plan; provided, however, that no such amendment or termination shall adversely affect the right of the Trustee to receive amounts previously credited to his Deferral Account. Upon any amendment of this Agreement or the Plan, the Funds and the Trustee shall execute such amendment or restatement as may be appropriate to evidence such amendment. Any such restatement of this Agreement or the Plan shall supersede any prior version of the Agreement or the Plan, but shall not supersede any prior election form, investment media designation form or Beneficiary designation form.

         5.3 Agents. The Board of Trustees and the Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as they deem necessary to perform their duties under this Agreement. The Trustee shall not bear the cost of such services or any other general expenses incurred in connection with the administration of this Agreement.

         5.4 Counsel. The Board of Trustees and the Funds may consult with legal counsel with respect to the meaning or construction of this Agreement, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

6.       MISCELLANEOUS

         6.1      Rights of Creditors.

                  (a) All amounts payable in accordance with this Agreement and the Plan shall constitute a general unsecured obligation of the Funds. The Funds are under no obligation to transfer the Trustee's Compensation Deferrals to any investment, trust or escrow account, and the Funds are under no obligation to secure amounts credited to the Trustee's Deferral Account by any specific assets of any Fund or other assets in which any Fund has an interest. If the Funds elect to purchase any investments in order to cover their obligations under this Agreement, such investments shall continue for all purposes to be considered a part of the general assets and property of the Funds and subject to the claims of their general creditors.

                  (b) The Trustee and his Beneficiaries have the status of unsecured creditors of the Funds with respect to the distribution of the Trustee's Deferral Account. Except to the extent expressly provided under
Section 4 above, neither the Trustee nor his Beneficiaries shall have any rights to receive a distribution of the Deferral Account.

                  (c) This Agreement is executed on behalf of the Funds by an officer of the Funds as such and not individually. Any obligation of any Fund hereunder shall be an unsecured obligation of the Fund and not of any other person.

         6.2 Liability and Indemnification. Except for its own gross negligence, willful misconduct or willful breach of this Agreement, each Fund shall be indemnified and held harmless by the Trustee against liability or losses occurring in connection with this Agreement by reason of any act or omission of the Fund or any other person.

                  6.3 Cooperation of Parties. All parties to this Agreement and any person claiming any interest hereunder agree to perform any and all acts and to execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

                  6.4 Governing Law. This Agreement is made and entered into in the State of North Carolina and all matters concerning its validity, construction and administration shall be governed by the laws of that State.

                  6.5 No Guarantee of Trusteeship. Nothing contained in this Agreement shall be construed as a guaranty or right of any Trustee to be continued as a Trustee of one or more of the Funds (or of a right of a Trustee to any specific level of Compensation) or as a limitation of the right of any of the Funds, by shareholder action or otherwise, to remove any of their Trustees.

                  6.6 Spendthrift Provision. The Trustee's and Beneficiaries' interests in the Deferral Account shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charges. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such interests shall be void, nor shall any portion of any such right hereunder be in any manner payable to any assignee, receiver or trustee, or be liable for such person's debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

                  6.7 Notices. For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, addressed to the Trustee at the home address set forth in the Funds' records and to the Funds at their principal place of business, provided that all notices to the Funds shall be directed to the attention of the Secretary of the Funds or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  6.8 Entire Agreement. This Agreement contains the entire understanding between each Fund and the Trustee with respect to the payment of non-qualified elective Compensation Deferrals by the Funds to the Trustee.

                  6.9 Interpretation of Agreement. Interpretation of, and determinations related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to the Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

                  6.10 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, each Fund and its successors and assigns and to the Trustee and his heirs, executors, administrators and personal representatives.

                  6.11 Severability. In the event any one or more provisions of this Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

                  6.12 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            NATIONS SEPARATE ACCOUNT TRUST
                                            NATIONS MASTER INVESTMENT TRUST
                                            NATIONS FUNDS TRUST

TRUSTEE

Signature:             ___________________________

Print Name:            ___________________________

Date:                  ___________________________

THE FUNDS

Signature:             ___________________________

Print Name of Officer: ___________________________

Date:                  ___________________________

                                   APPENDIX A

                                  LIST OF FUNDS

Nations Separate Account Trust

Nations Master Investment Trust

Nations Funds Trust

                                   APPENDIX B

                        LIST OF ELIGIBLE INVESTMENT MEDIA

Nations Funds Trust

1.       Nations Asset Allocation Fund

2.       Nations Bond Fund

3.       Nations Capital Growth Fund

4.       Nations Cash Reserves

5.       Nations Convertible Securities Fund

6.       Nations Government Securities Fund

7.       Nations High Yield Bond Fund

8.       Nations Intermediate Bond Fund

9.       Nations International Equity Fund

10.      Nations International Value Fund

11.      Nations LargeCap Index Fund

12.      Nations LargeCap Value Fund

13.      Nations LargeCap Enhanced Core

14.      Nations LifeGoal Income Portfolio

15.      Nations Marsico 21st Century Fund

16.      Nations Marsico Focused Equities Fund

17.      Nations Marsico Growth Fund

18.      Nations Marsico International Opportunities Fund

19.      Nations MidCap Growth Fund

20.      Nations MidCap Index Fund

21.      Nations MidCap Value Fund

22.      Nations Short-Intermediate Government Fund

23.      Nations Short-Term Income Fund

24.      Nations SmallCap Index Fund

25.      Nations SmallCap Value Fund

26.      Nations Small Company Fund

27.      Nations Strategic Growth Fund

28.      Nations Strategic Income Fund

29.      Nations Treasury Reserves

30.      Nations Value Fund

                                     FORM A

                         DEFERRED COMPENSATION AGREEMENT
                             DEFERRAL ELECTION FORM

TO:           Secretary of the Funds

FROM:

DATE:

         With respect to the Deferred Compensation Agreement (the "Agreement") dated as of _______________ __, 200__ by and between the undersigned and the Nations Funds, I hereby make the following election:

         Deferral of Compensation

         Starting with Compensation to be paid to me with respect to services provided by me to the Funds after the date this election form is filed with the Secretary of the Funds, and for all payments thereafter (unless subsequently amended by way of a new election form), I hereby elect that _____ percent (_____%) of my Compensation (as defined under the Agreement) be deferred and that the Funds establish a bookkeeping account credited with amounts equal to the amount so deferred (the "Deferral Account"). The Deferral Account shall be further credited with income equivalents as provided under the Agreement. Each Compensation Deferral (as defined in the Agreement) shall be deemed invested as of the end of the calendar quarter during which such Compensation Deferral is withheld from my Compensation.

         I understand that the amounts held in the Deferral Account shall remain the general assets of the Funds and that I am merely a general creditor of the Funds with respect to the distribution of this Deferral Account. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

         I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

TRUSTEE

Signature:             ___________________________

Print Name:            ___________________________

Date:                  ___________________________

THE FUNDS

Signature:             ___________________________

Print Name of Officer: ___________________________

Date:                  ___________________________

                                     FORM B

                         DEFERRED COMPENSATION AGREEMENT
                           INVESTMENT DESIGNATION FORM

TO:           Secretary of the Funds

FROM:

DATE:

         With respect to the Deferred Compensation Agreement (the "Agreement") dated as of _____________ ___, 200__ by and between the undersigned and the Funds, I hereby elect that my Deferral Account under the Agreement be considered to be invested in the manner indicated below. My election is considered valid only if it is designated in multiples of 5%, with a minimum percentage allocation of 10% per investment media.

INVESTMENT MEDIA NAME                      PERCENTAGE ALLOCATION
---------------------                      ---------------------
_________________________                            ______%

_________________________                            ______%

_________________________                            ______%

_________________________                            ______%

_________________________                            ______%

        TOTAL                                           100%

         I acknowledge that I may amend this Investment Designation in the manner, and at such time, as permitted under the Agreement. Furthermore, I acknowledge that, pursuant to the Agreement, the Board of Trustees has reserved the right to disregard the elections I have made above and may consider my Deferral Account to be deemed invested in a fund of its choosing. Each Compensation Deferral contribution (as defined in the Agreement) shall be deemed invested as of the end of the calendar quarter during which such Compensation Deferral is withheld from my Compensation.

TRUSTEE

Signature:             ___________________________

Print Name:            ___________________________

Date:                  ___________________________

THE FUNDS

Signature:             ___________________________

Print Name of Officer: ___________________________

Date:                  ___________________________

                                     FORM C

                         DEFERRED COMPENSATION AGREEMENT
                           DISTRIBUTION ELECTION FORM

TO:           Secretary of the Funds

FROM:

DATE:

         With respect to the Deferred Compensation Agreement (the "Agreement") dated as of _______________ __, 200__ by and between the undersigned and the Nations Funds, I hereby elect for my Deferral Account to be distributed in accordance with ONE of the following methods I initial below:

METHOD #1:

__________________ I HEREBY ELECT TO RECEIVE CASH DISTRIBUTIONS FROM MY DEFERRAL ACCOUNT IN GENERALLY EQUAL QUARTERLY INSTALLMENTS OVER THE FOLLOWING PERIOD OF
TIME:

                   _________ONE (1) YEAR
                   _________TWO (2) YEARS
                   _________THREE (3) YEARS
                   _________FOUR (4) YEARS
                   _________FIVE (5) YEARS
                   _________SIX (6) YEARS
                   _________SEVEN (7) YEARS
                   _________EIGHT (8) YEARS
                   _________NINE (9) YEARS
                   _________TEN (10) YEARS

CASH DISTRIBUTIONS SHALL COMMENCE ON THE FIRST DAY OF THE FIRST CALENDAR QUARTER FOLLOWING THE LATER OF (i) THE QUARTER IN WHICH I ATTAIN AGE SIXTY-FIVE (65) OR
(ii) THE QUARTER IN WHICH MY SERVICE AS A TRUSTEE TERMINATES.

                                       OR

METHOD #2:

__________________ I HEREBY ELECT TO RECEIVE A LUMP SUM CASH DISTRIBUTION FROM MY DEFERRAL ACCOUNT AS SOON AS PRACTICABLE AFTER THE FIRST DAY OF THE FIRST CALENDAR QUARTER FOLLOWING THE LATER OF (i) THE QUARTER IN WHICH I ATTAIN AGE SIXTY-FIVE (65) OR (ii) THE QUARTER IN WHICH MY SERVICE AS A TRUSTEE TERMINATES.

         For purposes of this distribution election form, my termination of service shall include retirement, death, disability (defined as an inability to participate in meetings of the Board of Trustees, either in person or by telephone, for a period of at least nine (9) consecutive months) or any other voluntary or involuntary termination of my service as a Trustee.

         I understand that if less than twelve (12) months lapse after this distribution election form is filed with the Secretary of the Funds, then this election shall not be valid and my Deferral Account shall be paid in accordance with my most recent distribution election form on file for at least twelve (12) months with the Secretary of the Funds. If no such valid distribution election form is on file with the Secretary of the Funds, then my Deferral Account shall be paid in generally equal quarterly installments over a period of five (5) years commencing on the first day of the first calendar quarter following the later of (i) the quarter in which I attain age sixty-five (65) or (ii) the quarter in which my service as a Trustee terminates.

TRUSTEE

Signature:             ___________________________

Print Name:            ___________________________

Date:                  ___________________________

THE FUNDS

Signature:             ___________________________

Print Name of Officer: ___________________________

Date:                  ___________________________

                                     FORM D

                         DEFERRED COMPENSATION AGREEMENT
                          BENEFICIARY DESIGNATION FORM

TO:           Secretary of the Funds

FROM:

DATE:

         With respect to the Deferred Compensation agreement (the "Agreement") dated as of ____________ ___, 200__ by and between the undersigned and the Funds, I hereby make the following beneficiary designations:

I.       Primary Beneficiary

         I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts held in my Deferral Account under the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

________________________________________________________________________________
Name                                              Relationship

_______________________________________________________________________________
Address

________________________________________________________________________________
City                        State                 Zip

II.      Secondary Beneficiary

         In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as my Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

________________________________________________________________________________
Name                                              Relationship

________________________________________________________________________________
Address

________________________________________________________________________________
City                        State                 Zip

         I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

TRUSTEE

Signature:             ___________________________

Print Name:            ___________________________

Date:                  ___________________________

THE FUNDS

Signature:             ___________________________

Print Name of Officer: ___________________________

Date:                  ___________________________